UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2017

ARC LOGISTICS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-36168	36-4767846
(Commission File Number)	(IRS Employer Identification No.)

725 Fifth Avenue, 19th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1290

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On December 21, 2017, upon completion of the Merger (as defined below), Arc Logistics Partners LP, a Delaware limited partnership (“MLP”), caused Arc Terminals Holdings LLC, a Delaware limited liability company and subsidiary of MLP (“Arc Terminals Holdings”), to terminate the existing $300.0 million amended and restated credit agreement among Arc Terminals Holdings, as borrower, MLP, certain other affiliates of MLP and the lenders party thereto (the “Credit Agreement”). With proceeds from (i) debt financing from Barclays Bank PLC, Credit Suisse AG and Credit Suisse Securities (USA) LLC and (ii) equity financing from investment funds managed by Warburg Pincus LLC and certain other co-investors, all indebtedness, liabilities and obligations (other than contingent reimbursement and indemnification obligations for which a claim had not been made as of the termination date) were paid in full, and all commitments of the lenders to extend credit under the Credit Agreement were terminated in full. No prepayment or early termination penalties or premiums were incurred as a result of the termination of the Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 21, 2017, MLP completed its previously announced merger with Zenith Energy U.S. Logistics, LLC, a Delaware limited liability company (“Merger Sub”) and a subsidiary of Zenith Energy U.S. Logistics Holdings, LLC, a Delaware limited liability company (“Holdings”) and a subsidiary of Zenith Energy U.S., L.P., a Delaware limited partnership (“Parent”). The Merger was completed in accordance with the Purchase Agreement and Plan of Merger, dated as of August 29, 2017 (the “Merger Agreement”), by and among MLP, Arc Logistics GP LLC, a Delaware limited liability company and the general partner of MLP (“MLP GP” and, together with MLP, the “MLP Entities”), Lightfoot Capital Partners, LP, a Delaware limited partnership (“LCP LP”), Lightfoot Capital Partners GP LLC, a Delaware limited liability company and the general partner of LCP LP (“LCP GP” and, together with LCP LP, the “Lightfoot Entities”), Parent, Zenith Energy U.S. GP, LLC, a Delaware limited liability company and the general partner of Parent (“Parent GP”), Holdings and Merger Sub (together with Parent, Parent GP and Holdings, the “Parent Entities”). Pursuant to the Merger Agreement, Merger Sub merged with and into MLP (the “Merger”), with MLP surviving the Merger as a subsidiary of Parent, and LCP GP transferred to Holdings 100% of the issued and outstanding membership interests in MLP GP, including all rights and obligations relating thereto and all economic and capital interest therein (the “GP Equity Transfer”).

Upon the Merger and GP Equity Transfer becoming effective (the “Effective Time”), (a) each Common Unit issued and outstanding immediately prior to the Effective Time (other than those Common Units owned by the Lightfoot Entities (the “Sponsor Units”)) was converted into the right to receive an amount in cash equal to $16.50 per Common Unit (the “Public Merger Consideration”), no longer outstanding, automatically cancelled and ceased to exist, (b) each Sponsor Unit issued and outstanding immediately prior to the Effective Time was converted into the right to receive an amount in cash equal to $14.50 per Common Unit (the “Sponsor Merger Consideration” and, together with the Public Merger Consideration, the “Merger Consideration”), no longer outstanding, automatically cancelled and ceased to exist, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement and (c) Holdings paid to LCP GP $94,500,000 in cash in exchange for 100% of the membership interests in MLP GP acquired by Holdings in connection with the GP Equity Transfer.

Also as of the Effective Time, each outstanding phantom unit granted pursuant to the Arc Logistics Long-Term Incentive Plan (“Phantom Units”) that vested as of immediately prior to the Effective Time was cancelled and converted into the right to receive from Parent an amount of cash equal to the Public Merger Consideration (the “Phantom Unit Consideration”), no longer outstanding and ceased to exist. On the date each Phantom Unit that did not vest as of immediately prior to the Effective Time vests and is settled in accordance with the applicable terms and conditions of such unvested Phantom Unit (as amended), such unvested Phantom Unit will be paid the Phantom Unit Consideration.

The Merger and the GP Equity Transfer were funded through (i) debt financing from Barclays Bank PLC, Credit Suisse AG and Credit Suisse Securities (USA) LLC and (ii) equity financing from investment funds managed by Warburg Pincus LLC and certain other co-investors.

No dissenters’ or appraisal rights were available, or will be available, with respect to the transactions contemplated by the Merger Agreement

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to MLP’s Current Report on Form 8-K filed on August 29, 2017.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent required, the information contained in Item 2.01 in this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, the New York Stock Exchange (the “NYSE”) was notified that each Common Unit issued and outstanding immediately prior to the Effective Time was converted pursuant to the Merger Agreement into the right to receive Merger Consideration, subject to the terms and conditions of the Merger Agreement. MLP requested that the NYSE file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the Common Units from the NYSE and to deregister the Common Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Units will be suspended from trading on the NYSE prior to the opening of trading on December 22, 2017. MLP also intends to file with the SEC a Form 15 suspending the MLP’s reporting obligations under the Exchange Act.

Item 3.03.	Material Modification to the Rights of Security Holders.

To the extent required, the information contained in Item 2.01 in this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

To the extent required, the information contained in Item 2.01 in this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, as of the Effective Time, Vincent T. Cubbage, Edward P. Russell, Eric J. Scheyer, Sidney L. Tassin, Gary G. White, Barry L. Zubrow and John Pugh resigned as members of the Board of Directors of MLP GP and as members of each committee of the Board of Directors on which they served immediately prior to the Effective Time. In connection with the Merger, as of the Effective Time, Vincent T. Cubbage, Michael H. Hart, John S. Blanchard, Bradley K. Oswald, Steven C. Schnitzer and Stephen J. Pilatzke resigned as officers of MLP GP.

At the Effective Time, MLP GP will be wholly owned and managed by Holdings. At the Effective Time, Jeffrey R. Armstrong was appointed Chief Executive Officer, Carlos Ruiz was appointed Chief Financial Officer and Dana Love was appointed Secretary, in each case of MLP GP.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Immediately following the Effective Time, MLP GP filed a Certificate of Amendment to the Certificate of Limited Partnership of MLP, filed as Exhibit 3.1, to change the name of MLP to “Zenith Energy Logistics Partners LP”. Immediately following the Effective Time, Holdings filed a Certificate of Amendment to the Certificate of Formation of MLP GP, filed as Exhibit 3.2, to change the name of MLP GP to “Zenith Energy Logistics GP LLC”.

Immediately following the Effective Time, the limited liability company agreement of MLP GP as in effect immediately prior to the Merger was amended and restated in the form of the Second Amended and Restated Limited Liability Company Agreement of MLP GP, filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference. Immediately following the Effective Time, the agreement of limited partnership of MLP as in effect immediately prior to the Merger was amended and restated in the form of the Second Amended and Restated Agreement of Limited Partnership of MLP, filed as Exhibit 3.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Limited Partnership of Arc Logistics Partners LP

3.2	Certificate of Amendment to Certificate of Formation of Arc Logistics GP LLC

3.3	Second Amended and Restated Limited Liability Company Agreement of Zenith Energy Logistics GP LLC, dated as of December 21, 2017.

3.4	Second Amended and Restated Limited Partnership Agreement of Zenith Energy Logistics Partners LP, dated as of December 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2017

ARC LOGISTICS PARTNERS LP

By:	Arc Logistics GP LLC, its general partner

By:	/s/ Jeffrey R. Armstrong
	Name:	Jeffrey R. Armstrong
	Title:	Chief Executive Officer

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